UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2013

QR Energy, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5 Houston Center

1401McKinney Street, Suite 2400

Houston, Texas 77010

(Address of principal executive office) (Zip Code)

(713) 452-2200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 6, 2013, QR Energy, LP (the “Partnership”) issued a press release announcing its financial results for the three months and year ended December 31, 2012 and 2013 guidance. The press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated herein by reference.

The information provided in this Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Registrant pursuant to the Securities Act of 1933, as amended (the “Securities Act”), other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 3.02.	Unregistered Sales of Equity Securities.

On February 22, 2013, the general partner of the Partnership (the “General Partner”), elected to convert into Class B Units representing limited partner interests in the Partnership (“Class B Units”) 80% of the fourth quarter 2012 management incentive fee payable to the General Partner (the “Conversion Election”) pursuant to the Partnership’s First Amended and Restated Agreement of Limited Partnership, as amended (the “Partnership Agreement”).

The number of Class B Units issuable upon the Conversion Election was derived from the following formula set forth in the Partnership Agreement. The number of Class B Units (rounded to the nearest whole number) to be issued in connection with a conversion of the management incentive fee is equal to (a) the product of: (i) the applicable conversion percentage; and (ii) the average of the management incentive fee paid to the General Partner for the quarter immediately preceding the quarter for which such fee is to be converted and the management incentive fee payable to the General Partner for the quarter for which such fee is to be converted, divided by (b) the Partnership’s cash distribution per unit for the most recently completed quarter.

On March 4, 2013, the Board of Directors of the General Partner determined that the conditions of the Conversion Election had been satisfied and authorized the issuance of 6,133,558 Class B Units to the General Partner. The Class B Units were issued to the General Partner on March 4, 2013. Each Class B Unit is immediately convertible into one common unit representing limited partner interests in the Partnership (“Common Unit”) at the election of holder. The Class B Units have the same rights, preferences and privileges as Common Units and are entitled to the same cash distributions per unit as Common Units, except in liquidation where distributions are made in accordance with the respective capital accounts of the units. Pursuant to the terms of the Partnership Agreement, the General Partner is entitled to receive a reduced fourth quarter 2012 management incentive fee of $0.7 million and a distribution on the Class B Units for the fourth quarter of 2012, as if such units were outstanding on the first day of the quarter. As a result, the General Partner will receive a distribution of $3.0 million on its Class B units for the fourth quarter of 2012. Following the Conversion Election, the adjusted management incentive fee base, until the next calculation date, will equal the product of 20% and the gross management incentive fee base then in effect.

The issuance of the Class B Units is not registered under the Securities Act and qualifies for exemption under Section 4(2) of the Securities Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of QR Energy, LP issued March 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QR Energy, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden
Name: Gregory S. Roden
Title: Vice President and General Counsel

Dated: March 6, 2013

Exhibit Index

Exhibit

99.1	Press release of QR Energy, LP issued March 6, 2013.